UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Series C Participating Preferred Stock, par value $0.0001 per share Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 21, 2024, the Board of Directors (the “Board”) of Star Equity Holdings, Inc. (the “Company”) declared a dividend to the Company’s stockholders of record as of the close of business on September 3, 2024 (the “Record Date”), for each outstanding share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), of one right (a “Right”) to purchase one one-thousandth of a share of a new series of participating preferred stock of the Company. The terms of the Rights are set forth in the Rights Agreement, dated as of August 21, 2024 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC, as rights agent.
The Company entered into the Rights Agreement in an effort to preserve the value of its significant U.S. net operating loss carryforwards (“NOLs”) and other tax benefits. The Company’s ability to utilize its NOLs may be substantially limited if the Company experiences an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an “ownership change” would occur if the percentage of the Company’s ownership by one or more “5-percent shareholders” (as defined in the Code) increases by more than 50 percent over the lowest percentage owned by such stockholders at any time during the prior three years. The Rights Agreement is designed to preserve the Company’s tax benefits by deterring transfers of Common Stock that could result in an “ownership change” under Section 382.
In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires beneficial ownership (as defined under the Rights Agreement) of 4.99% or more of the Company’s outstanding Common Stock without the prior approval of the Board (an “Acquiring Person”). Any Rights held by an Acquiring Person are null and void and may not be exercised.
The Company intends to seek stockholder approval of the Rights Agreement at the Company’s 2024 annual meeting of stockholders.
The following summary description of the Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Rights. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-thousandth of a share of the Company’s Series C Participating Preferred Stock (“Series C Preferred Stock”) for a purchase price of $12.00. Each fractional share of Series C Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. The Series C Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company’s preferred stock and rank senior to the Common Stock as to such matters. Prior to exercise, however, a Right does not give its holder any dividend, voting or liquidation rights.
Exercisability. The Rights will not be exercisable until the earlier of:
•10 days after a public announcement by the Company that a person or group has become an Acquiring Person; and
•10 business days (or a later date determined by the Board) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.
Until the date that the Rights become exercisable (the “Distribution Date”), Common Stock certificates will also evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates, which the Company will mail to all holders of Rights that have not become void.
After the Distribution Date, if a person or group already is or becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the purchase price to purchase shares of Common Stock (or other securities or assets as determined by the Board) with a market value of two times the purchase price (a “Flip-in Event”).
After the Distribution Date, if a Flip-in Event has already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the purchase price, to purchase shares of the acquiring or other appropriate entity with a market value of two times the purchase price of the Rights.
Rights may be exercised to purchase Series C Preferred Stock only after the Distribution Date occurs and prior to the occurrence of a Flip-in Event as described above. A Distribution Date resulting from the commencement of a tender offer or an exchange offer as described in the second bullet point above could precede the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase Series C Preferred Stock. A Distribution Date resulting from any occurrence described in the first bullet point above would necessarily follow the occurrence of a Flip-in Event, in which case the Rights could be exercised to purchase shares of Common Stock (or other securities or assets) as described above.
Exempted Persons and Exempted Transactions. The Board recognizes that there may be instances when an acquisition of Common Stock that would cause a stockholder to become an Acquiring Person may not jeopardize the availability of the Company’s tax benefits or would otherwise be in the best interests of the Company. Accordingly, the Rights Agreement grants discretion to the Board to designate a person as an “Exempt Person” or to designate a transaction involving Common Stock as an “Exempt Transaction.” An “Exempt Person” cannot become an Acquiring Person under the Rights Agreement. The Board can revoke an “Exempt Person” designation if it subsequently makes a contrary determination regarding whether a transaction by such person may jeopardize the availability of the Company’s tax benefits.
Expiration. The Rights will expire on the earliest of (i) August 21, 2027, which is the third anniversary of the date on which the Board authorized and declared a dividend of the Rights, or such earlier date as of which the Board determines that the Rights Agreement is no longer necessary for the preservation of the Company’s tax benefits, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the effective time of the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Company’s tax benefits, (v) the first day of a taxable year to which the Board determines that no NOLs or other tax benefits may be carried forward, and (vi) the day following the certification of the voting results of the Company’s 2024 annual meeting of stockholders, if stockholder approval of the Rights Agreement has not been obtained prior to that date.
Redemption. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time before a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of such Rights will be to receive the redemption price. The redemption price will be adjusted if the Company declares a stock split or issues a stock dividend on Common Stock.
Exchange. At any time after a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may exchange each Right (other than Rights that have become void) for two shares of Common Stock or an equivalent security.
Anti-Dilution Provisions. The Board may adjust the purchase price of the Series C Preferred Stock, the number of shares of Series C Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the Series C Preferred Stock or Common Stock. No adjustments to the purchase price of less than one percent will be made.
Amendments. Before the time a person or group has become an Acquiring Person, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per Right. At any time thereafter, the Board may amend or supplement the Rights Agreement to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but after a person or group has become an Acquiring Person, only to the extent that those changes do not impair or adversely affect the interests of the holders of Rights and do not result in the Rights again becoming redeemable. The limitations on the Board’s ability to amend the Rights Agreement does not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties, including, without limitation, accelerating or extending the expiration date of the Rights, or making any amendment to the Rights Agreement that is permitted by the Rights Agreement or adopting a new rights agreement with such terms as the Board determines in its sole discretion to be appropriate.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 hereof is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events.
On August 22, 2024, the Company issued a press release announcing its entry into the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of Series C Participating Preferred Stock of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2021).
4.1	Rights Agreement, dated as of August 21, 2024, by and between Star Equity Holdings, Inc. and Equiniti Trust Company, LLC, as Rights Agent.
99.1	Press Release of Star Equity Holdings, Inc. dated August 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     August 22, 2024